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In connection with the Quarterly Report of Daleco Resources Corporation (the
"Company") on Form 10-QSB for the period ending March 31, 2005 (the "Report"), I, Alfonso Knoll, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

       (3) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                             /s/ Alfonso Knoll
                                         -----------------------
                                         Alfonso Knoll
                                         Chief Executive Officer
                                         May 13, 2005


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